Exhibit 4.19

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES (UNLESS THE ISSUER IN ITS SOLE DISCRETION DETERMINES TO USE ITS OWN COUNSEL), WITH ANY SUCH COUNSEL TO THE HOLDER AND ANY SUCH OPINION OF SUCH COUNSEL TO BE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

CHEMBIO DIAGNOSTICS, INC.

Expires May 4, 2009

No.:	Number of Shares:
Original Date of Issuance: May 5, 2004	Reissuance Date: December 19, 2007

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Chembio Diagnostics, Inc., a Nevada corporation (together with its successors and assigns, the "Issuer"), hereby certifies that ________ or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to ________ (__________) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Exercise Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.  Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 6 hereof.

1.           Term.  The term of this Warrant shall commence on ______ and shall expire at 5:00 p.m., eastern time, on May 4, 2009 (such period being the "Term").

2.           Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

(a)           Time of Exercise.  The purchase rights represented by this Warrant may be exercised in whole or in part anytime during the Term.

(b)           Method of Exercise.  The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Exercise Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, or (ii) by "cashless exercise" in accordance with the provisions of section (2)(c).

(c)           Cashless Exercise.  (i) At the option of the Holder, this Warrant may be exercised by means of a “cashless exercise” (a “Cashless Exercise”) in which the Holder shall be entitled to receive a certificate for the number of  shares of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP for the ten-Trading Day period that ends on the first Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant in effect on the date of exercise, as adjusted; and

(X) = the number of shares of Warrant Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

(ii)           Notwithstanding anything herein to the contrary, for any Notice of Exercise Form dated on the Plan Closing Date received from a Holder who exercises its warrants on cashless basis at $0.45 per share before 10:00p.m. ET on the Plan Closing Date, the value of (A) in the equation set forth in Section 2(c)(i) above shall be equal to the greater of $0.53 or the VWAP for the ten-Trading Day period that ends on the second Trading Day prior to the date of the Notice of Exercise Form.

(iii)           Notwithstanding anything herein to the contrary, for any Notice of Exercise Form dated between and inclusive of the Plan Closing Date and the Final Plan Date received from a Holder who exercises at least 10% of all of such Holder's warrants and options for cash before 10:00p.m. ET on the Plan Closing Date the value of (A) in the equation set forth in Section 2(c)(i) above shall be equal to the greater of $0.53 or the VWAP for the ten-Trading Day period that ends on the second Trading Day prior to the date of the Notice of Exercise Form.

(iv)           Notwithstanding anything herein to the contrary, a Holder who does not exercise (i) at least 10% of all of such Holder's warrants and options issued by the Company for cash at an exercise price of $0.40 per share before 10:00p.m. ET on the Plan Closing Date, or (ii) its warrants on cashless basis at $0.45 per share by 10:00p.m. ET on the Plan Closing Date, shall not be permitted to exercise its Warrants on a cashless basis pursuant to Section 2(c)(i) above until April 1, 2008.

(d)           Issuance of Stock Certificates.  In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, after such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Exercise Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

(e)           Transferability of Warrant.  Subject to Section 2(f), this Warrant may be transferred by a Holder without the consent of the Issuer.  If transferred pursuant to this paragraph and subject to the provisions of subsection (f) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange.  All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(f)           Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) The Holder of this Warrant by acceptance hereof, represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Issuer;  has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of its investment in the Issuer; has had an opportunity to discuss the Issuer’s business, management and financial affairs with the Issuer’s management, and had all questions answered to its satisfaction.

(iii)           This Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES (UNLESS THE ISSUER IN ITS SOLE DISCRETION DETERMINES TO USE ITS OWN COUNSEL), WITH ANY SUCH COUNSEL TO THE HOLDER AND ANY SUCH OPINION OF SUCH COUNSEL TO BE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

3.           Loss, Theft, Destruction of Warrants.  Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4.           Adjustment of Exercise Price.  The price at which such shares may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4.

(a)           Subdivisions and Combinations.  If at any time the Issuer shall:

                      (i)           subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                      (ii)           combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Exercise Price then in effect shall be adjusted to equal (A) the Exercise Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

(b)  Form of Warrant after Adjustments.  The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

(c)   Notwithstanding any other provision set forth in this Section 4, no adjustment to the Exercise Price shall be required because of any issuance or sale of Additional Shares of Common Stock or Common Stock Equivalents in connection with the Plan.

5.    Fractional Share.  No fractional shares of Warrant Stock will be issued in connection with any exercise of this Warrant.  As to the remaining fraction of a share, if any, which Holder would otherwise be entitled to purchase at the time, if any, that all whole shares of Warrant Stock available hereunder have been purchased purchase to the exercise of this Warrant, the Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.  The Issuer shall pay this cash adjustment for fractional shares one time only.

6.  Definitions.  For the purposes of this Warrant, the following terms have the following meanings:

"Board" shall mean the Board of Directors of the Issuer.

"Common Stock" means the Common Stock, par value $.01 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“Final Plan Date” shall mean the date that is six months and twelve days after the Plan Closing Date.

"Holders" mean the Persons who shall from time to time own any Warrant.  The term "Holder" means one of the Holders.

"Issuer" means Chembio Diagnostics, Inc., a Nevada corporation, and its successors.

"Original Issue Date" means «Year_Issued».

"OTC Bulletin Board" means the over-the-counter electronic bulletin board.

"Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean any action the Company takes, with any required approval of the holders thereof, on or before the Final Plan Date as contemplated by the Plan Summary and accompanying materials provided to holders on December 4, 2007, in connection with the reduction or other modification of terms of the Company’s then-outstanding preferred stock, warrants and options, including, but not limited to, actions the Company takes to (i) facilitate the conversion of the Series A, B and C Convertible Preferred Stock; (ii) reduce the exercise price of any of the Company’s outstanding warrants or options; (iii) offer the holders of the Company’s warrants and options the opportunity to exercise such warrants and options on a cash and/or cashless basis; and (iv) make other amendments to the documents governing these securities to effect these modifications, and to facilitate the conversion and exercise of these securities.

“Plan Closing Date” shall be December 19, 2007.

"Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security.  "Security" means one of the Securities.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

"Term" has the meaning specified in Section 1 hereof.

"Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Warrants" means this Warrants, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions hereof.

"Exercise Price" shall be as follows, except as may be adjusted from time to time as shall result from the adjustments specified in this Warrant:

(i)           For the period 4:01p.m. eastern time (“ET”) through 9:59p.m. ET on the Plan Closing Date, $0.40 per share for all or any portion of this Warrant exercised for cash;

(ii)           For the period 4:01p.m. ET through 9:59p.m. ET on the Plan Closing Date, $0.45 per share for all or any portion of this Warrant exercised through a Cashless Exercise;

(iii)           For the period beginning 10:00p.m. ET on the Plan Closing Date through 9:59p.m. ET on the Final Plan Date, $0.45 for all or any part of this Warrant exercised by a Holder who exercised at least 10% of all of such Holder’s warrants and options for cash at the Plan Closing Date;

(iv)           For the period beginning 10:00p.m. ET on the Plan Closing Date, $___ per share for any Holder that did not exercise at least 10% of all of such Holder’s warrants and options for cash at an exercise price of $0.40 per share at the Plan Closing Date; and

(v)           For the period beginning 10:00p.m. ET on the Final Plan Date, $___ per share for all or any portion of this Warrant that has not been exercised on or before 9:59p.m. ET on the Final Plan Date.

"Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

7.           Amendment and Waiver.  Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the majority of the Holders.

8.           Governing Law.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

9.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, or (iii) actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

Chembio Diagnostics, Inc.
3661 Horseblock Road
Medford, NY  11763
Attention: Lawrence A. Siebert, President
Tel. No.:  (631) 924-1135
Fax No.:  (631) 924-6033

Copies of notices to the Issuer shall be sent to Patton Boggs LLP, 1801 California Street, Suite 4900, Denver, CO  80202, Attention: Alan Talesnick, Tel. No.: (303) 830-1776, Fax No.: (303) 894-9239.  Copies of notices to the Holder shall be sent to _______________, Facsimile No.: .  Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

10.           Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (if applicable) the Holders of Warrant Stock.

11.           Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

12.           Headings.  The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Issuer has caused this Warrant to be executed by its officer thereunto duly authorized.

Original Issue Date:                                           May 5, 2004
Revised Issue Date:                                           December 19, 2007

CHEMBIO DIAGNOSTICS, INC.

Lawrence A. Siebert, President

No.: ________	Number of Shares: ____________
Original Date of Issuance: May 5, 2004	Reissuance Date: December 19, 2007

EXERCISE FORM

CHEMBIO DIAGNOSTICS, INC.

The undersigned ______________________________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____________ shares of Common Stock of Chembio Diagnostics, Inc. covered by the within Warrant.

Date: _________________                                                                           Signature                      ___________________________________

Address                      ___________________________________

___________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Date: _________________                                                                           Signature                      ___________________________________

Address                      ___________________________________

___________________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Date: _________________                                                                           Signature                      ___________________________________

Address                      ___________________________________

___________________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_________ canceled (or transferred or exchanged) this _____ day of _________________, _________, shares of Common Stock issued therefor in the name of ________________________________________________________________, Warrant No. W-___________ issued for ____________ shares of Common Stock in the name of _____________________________________________________________________________.